UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 5, 2006 (March 30, 2006)

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 Patrick Henry Drive

Santa Clara, CA 95054

 (Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On March 30, 2006 the Board of Directors of Coherent, Inc. (the “Company”), acting upon recommendation from its Compensation and HR Committee, approved grants of non-qualified stock options under its 2001 Stock Plan to the following executive officers:  John Ambroseo (90,000 shares), Helene Simonet (35,000 shares), Paul Meissner (15,000 shares), Luis Spinelli (10,000 shares), Ron Victor (10,000 shares) and Scott Miller (9,000 shares). The stock option grants have an exercise price of $35.01, the closing price of the Company’s common stock on the Nasdaq National Market on March 30, 2006 and vest 50% one year from the date of grant and an additional 50% two years from the date of grant.

The form of option grant agreement and form of restricted stock agreement under the 2001 Stock Plan is attached hereto.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.01	Form of Stock Option Agreement under the 2001 Stock Plan
10.02	Form of Restricted Stock Agreement under the 2001 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.

By:	/s/ Scott H. Miller
Scott H. Miller Senior Vice President. General Counsel

Date:  April 5, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.01	Form of Stock Option Agreement under the 2001 Stock Plan
10.02	Form of Restricted Stock Agreement under the 2001 Stock Plan